SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934
                         ------------------------------



       Date of Report (Date of earliest event reported): December 30, 1998


                     TECHNICAL CHEMICALS AND PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


          Florida                         0-25406              65-0308922
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
       of incorporation)                                   Identification No.)


     3341 S.W. 15th Street
     Pompano Beach, Florida                                   33069
(Address of principal executive offices)                   (Zip code)


Registrant's telephone number, including area code: 954/979-0400


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  Other Events

     On December 30, 1998, a jury sitting in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida returned a verdict in an action styled Dr. Joseph D'Angelo, Americare Transtech, Inc., Americare Biologicals, Inc. and International Medical Associates, Inc. v. Technical Chemicals & Products, Inc., Jack Aronowitz, Henry Schur, Analyte Diagnostics, Inc., John Faro, Simplex Medical Systems, Inc. and Nicholas Levandoski. The lawsuit relates to saliva collector technology for an HIV diagnostic test in which the plaintiffs alleged, among other things, claims for intentional interference with the plaintiffs' business relationships and misappropriation of trade secrets against Technical Chemicals & Products, Inc., a Florida corporation (the "Registrant"), the Registrant's Chairman and Chief Executive Officer, Jack Aronowitz, and other unrelated corporate and individual defendants.

     In its verdict, the jury found that the Registrant did not misappropriate the plaintiffs' trade secrets but found that Mr. Aronowitz had misappropriated such trade secrets and awarded only Americare Biologicals, Inc. damages of $500,000 against him, individually. Additionally, the jury found that both the Registrant and Mr. Aronowitz intentionally interfered with the plaintiffs' business relationships. The jury awarded only Americare Biologicals, Inc. approximately $328,000 in damages against the Registrant in connection with this second claim but awarded no damages against Mr. Aronowitz, individually, in connection  with that  claim.  Separately,  the jury  awarded  approximately  $4 million in damages against the other unrelated corporate and individual defendants. A judgement was entered by the trial court in accordance with the verdict on January 28, 1999.

     On January 29, 1999 the Registrant filed a Notice of Appeal seeking to have the verdicts against both the Registrant and Mr. Aronowitz set aside. In the event that Mr. Aronowitz is ultimately required to pay damages to the plaintiffs, the Registrant will indemnify Mr. Aronowitz to the extent permitted by law. The Registrant has obtained an appeal bond staying enforment of the Judgement against the Registrant and Mr. Aronowitz until such time as to the Appellate Court issues its ruling.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: February 9, 1999               TECHNICAL CHEMICALS & PRODUCTS, INC.



                                      By:/s/
                                         --------------------------------
                                         Stuart Streger
                                         Vice President, Chief Financial Officer